UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2009 (April 8, 2009)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

A.  Common Share Distributions.

On April 8, 2009, the board of trustees of Hospitality Properties Trust, or the Company, determined to suspend the payment of the Company’s regular quarterly distributions on common shares of beneficial interest, or common shares, for the remainder of 2009.  On that date, the Company’s board of trustees also declared its regular quarterly cash distribution of $0.4375 per share on the Company’s Series C Cumulative Redeemable Preferred Shares, to be paid on or about May 15, 2009 to shareholders of record on May 1, 2009.  The Company currently expects to continue to pay regular quarterly distributions to its preferred shareholders at current rates.

The Company announced that the suspension was the result of current conditions in the capital markets, including the severe current limitations on the availability of equity or debt capital to the Company to meet its obligations which are senior to the common shares, including its debt maturities in 2010 through 2012 more fully described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, or the Annual Report.

Among the requirements that the Company must meet in order to continue to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or Internal Revenue Code, and the regulations thereunder, the Company as a general matter is required to make at least certain minimum annual distributions to shareholders based on, among other things, its “real estate investment trust taxable income,” as defined in the Internal Revenue Code and related regulations.  The Company currently expects that it will realize substantial net income for financial reporting purposes in 2009, and that its distributions to its common shareholders in 2009 will be at least equal to the minimum amount required in order for the Company to remain qualified as a REIT in that year.  The Company plans to re-evaluate capital market conditions and its own earnings and other circumstances during the fourth quarter of 2009 to determine what amount of common share distributions it will pay in 2009.  At that time, the Company will also determine how much of its 2009 common share distributions it will pay in cash and whether it will pay some or all of its 2009 common share distributions by offering shareholders an option to receive cash or common shares, such that in the aggregate up to 90% of any such distribution may be paid in common shares, as permitted by recent Internal Revenue Service guidance.  Differences between the Company’s income for financial reporting purposes and for applicable federal income tax purposes may also affect the determination of 2009 common share distributions.  Additional information regarding certain federal income tax matters affecting the Company and its shareholders is contained in Item 1 (Business) of the Annual Report under the caption “Federal Income Tax Considerations”.

Investors should note that the Company’s distributions are made at the discretion of its board of trustees, and the timing and amount of future distributions will depend upon the Company’s actual and expected earnings, cash flows, financial condition and ability to access capital, maintenance of REIT tax status, and such other factors as the board of trustees may deem relevant from time to time.  Recent Internal Revenue Service guidance has expanded the ability of REITs to pay distributions in shares.  The Company makes no assurances as to its ability to pay distributions or regarding the form of distributions in the future. In addition, the Company’s distributions in the past have included, and may in the future include, a return of capital.

B.  Marriott (No. 3) Management Agreement.

The Company also announced on April 8, 2009 that it had received less than the full amount of aggregate minimum return due on March 27, 2009 under the management agreements, or the agreement, for a pool of 34 hotels owned by the Company and operated by subsidiaries of Marriott International, Inc. (“Marriott”).  The minimum return due on that date under the agreement was approximately $3.4 million of the approximately $44.0 million annual minimum return due under the agreement.  Marriott paid approximately $2.6 million, resulting in an approximately $0.8 million shortfall for the applicable period.  The Company notified Marriott of the shortfall in accordance with the agreement, but Marriott failed to remit the balance due under the agreement’s applicable grace period.

The Company holds a security deposit of approximately $36.2 million relating to the management agreement and intends to apply a portion of that deposit against the shortfall.  The Company is also considering what, if any, other available actions it might take under the circumstances.  As a result of the application of the security deposit, the Company expects to reflect the payment of the full amount of the minimum return due under the agreement for the related period for financial reporting purposes under generally accepted accounting principles.

Marriott advised the Company that the shortfall was due to the deteriorating financial performance of the hotel pool covered by the agreement.  In light of current economic conditions, the Company does not expect the performance of this hotel pool to improve in the near future, and periodic shortfalls in minimum returns due to the Company could continue. In that event, the Company may continue to apply the remaining portion of the security deposit against the shortfalls.

Additional information concerning the related agreement is contained in Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of the Annual Report under the caption “Property Management Agreements, Leases and Operating Statistics”.  The agreement is referred to therein as “Marriott (no. 3)”.  The Annual Report also describes the Company’s other management agreements and leases with Marriott.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER THE COMPANY USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, IT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS; HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR

IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•      THIS CURRENT REPORT STATES THAT THE COMPANY HAS SUSPENDED ITS REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS FOR THE REMAINDER OF 2009.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE COMPANY WILL RESUME ITS REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  IN FACT, THE COMPANY MAY NOT RESUME PAYING REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  CAPITAL MARKET CONDITIONS MAY NOT IMPROVE OR THE COMPANY’S OWN FINANCIAL CIRCUMSTANCES MAY CHANGE SO THAT THE COMPANY BECOMES UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS.  ALSO, THE COMPANY’S HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY BE CHANGED BECAUSE OF CHANGES IN THE COMPANY’S EARNINGS OR OTHER CIRCUMSTANCES.

•      THIS CURRENT REPORT STATES THAT THE COMPANY EXPECTS THAT IT WILL REALIZE SUBSTANTIAL INCOME FOR FINANCIAL REPORTING PURPOSES AND THAT THE COMPANY’S DISTRIBUTIONS TO ITS COMMON SHAREHOLDERS IN 2009 WILL BE AT LEAST EQUAL TO THE MINIMUM AMOUNTS REQUIRED IN ORDER FOR THE COMPANY TO REMAIN A REIT FOR FEDERAL TAX PURPOSES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE COMPANY WILL PAY SUBSTANTIAL DISTRIBUTIONS TO COMMON SHAREHOLDERS IN 2009.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM THE COMPANY’S TENANTS AND MANAGERS.  THESE ASSUMPTIONS MAY PROVE INACCURATE, AND THE COMPANY’S TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO THE COMPANY.  MOREOVER, APPLICABLE TAX LAWS MAY PERMIT THE COMPANY TO REMAIN A REIT AND PAY DISTRIBUTIONS LESS THAN IT HAS HISTORICALLY PAID OR EVEN LESS THAN ITS 2009 INCOME FOR FINANCIAL REPORTING PURPOSES.  RECENT CHANGES IN LAWS, SUCH AS THE DEFERRAL OF CANCELLATION OF DEBT INCOME PERMITTED BY THE 2009 ECONOMIC STIMULUS LAW, AND RECENT INTERNAL REVENUE SERVICE ACTIONS, SUCH AS THE ANNOUNCEMENT WHICH PERMITS REIT QUALIFYING DIVIDENDS TO BE PAID UP TO 90% IN SHARES, MAY PERMIT REITS LIKE THE COMPANY TO RETAIN THEIR REIT TAX STATUS WITHOUT PAYING SUBSTANTIAL CASH DISTRIBUTIONS FOR TAXABLE YEARS ENDING ON OR BEFORE DECEMBER 31, 2009.  MOREOVER, THE AMOUNT OF 2009 DISTRIBUTIONS WHICH THE COMPANY MAY BE REQUIRED TO PAY IN ORDER TO RETAIN ITS REIT TAX STATUS IS CONSIDERABLY LESS THAN THE TOTAL OF ITS HISTORICAL RATE OF QUARTERLY DISTRIBUTIONS FOR

THE REMAINDER OF 2009 WOULD HAVE BEEN.  FOR THESE REASONS AND OTHERS, THE COMPANY DOES NOT INTEND TO PROVIDE ANY ASSURANCE REGARDING THE AMOUNT OF ANY FURTHER DISTRIBUTIONS WHICH THE COMPANY MAY PAY TO ITS COMMON SHAREHOLDERS IN 2009, IF ANY.

•      THIS CURRENT REPORT STATES THAT THE COMPANY INTENDS TO APPLY $0.8 MILLION OF THE SECURITY DEPOSIT IT HOLDS TO COVER THE SHORTFALL IN THE MARCH 2009 PAYMENT THE COMPANY RECEIVED FROM MARRIOTT AND THAT THE COMPANY EXPECTS THAT ITS FINANCIAL REPORTING WILL REFLECT PAYMENT OF THE FULL MINIMUM RETURN DUE UNDER THE AGREEMENT.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT THE COMPANY WILL NOT SUFFER ANY ADVERSE CONSEQUENCES AS A RESULT OF MARRIOTT’S FAILURE TO PAY THE MINIMUM RETURNS DUE THE COMPANY SO LONG AS SECURITY DEPOSIT AMOUNTS REMAIN AVAILABLE TO SATISFY THESE OBLIGATIONS.  IN FACT, THE SECURITY DEPOSITS WHICH THE COMPANY HOLDS ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM THE COMPANY’S OTHER ASSETS AND LIABLITIES.  ACCORDINGLY, ALTHOUGH THE COMPANY MAY RECORD RECEIPT OF INCOME BY REDUCING ITS SECURITY DEPOSIT LIABILITY, THE COMPANY WILL NOT RECEIVE ANY CASH PAYMENT.  BECAUSE THE COMPANY WILL NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSIT AVAILABLE FOR FUTURE USE IS REDUCED WHEN THE COMPANY APPLIES A SECURITY DEPOSIT TO COVER A PAYMENT SHORTFALL, MARRIOTT’S FAILURE TO PAY MINIMUM RETURNS DUE THE COMPANY MAY HAVE ADVERSE CONSEQUENCES TO THE COMPANY.

•      THIS CURRENT REPORT STATES THAT DURING THE FOURTH QUARTER OF 2009 THE COMPANY WILL RE-EVALUATE CAPITAL MARKET CONDITIONS AND ITS OWN EARNINGS AND OTHER CIRCUMSTANCES, DETERMINE THE AMOUNT OF ITS 2009 COMMON SHARES DISTRIBUTIONS AND THEN CONSIDER AND ANNOUNCE WHETHER IT WILL PAY DISTRIBUTIONS IN CASH ONLY OR IF IT WILL PAY UP TO 90% OF ANY DISTRIBUTIONS IN ITS SHARES.  CAPITAL MARKET CONDITIONS ARE BEYOND THE COMPANY’S CONTROL.  OPERATING RESULTS OF THE COMPANY’S HOTELS OTHER THAN THE 34 HOTELS UNDER THE MARRIOTT (NO. 3) AGREEMENT HAVE ALSO EXPERIENCED MATERIAL DECLINES DURING THE CURRENT GENERAL ECONOMIC RECESSION, AND SOME OR ALL OF THE COMPANY’S TENANTS AND MANAGERS MAY BE UNABLE OR UNWILLING TO CONTINUE PAYING SOME OR ALL OF THE AMOUNTS DUE TO THE COMPANY DURING 2009 OR THEREAFTER.  ACCORDINGLY, DESPITE THE IMPLICATIONS IN THIS CURRENT REPORT THAT THE COMPANY MAY PAY DISTRIBUTIONS TO COMMON SHAREHOLDERS DURING THE FOURTH QUARTER OF 2009,

THERE CAN BE NO ASSURANCE THAT, IN FACT, ANY DISTRIBUTIONS WILL BE PAID TO COMMON SHAREHOLDERS, OR THAT ANY AMOUNT PAID WILL BE PAID IN CASH.

•      THIS CURRENT REPORT STATES THAT THE COMPANY EXPECTS TO CONTINUE TO PAY REGULAR QUARTERLY DISTRIBUTIONS TO ITS PREFERRED SHAREHOLDERS IN CASH AT CURRENT RATES.  IN FACT, THE COMPANY MAY NOT CONTINUE TO PAY DISTRIBUTIONS TO ITS PREFERRED SHAREHOLDERS IN CASH AT CURRENT RATES.  IF CAPITAL MARKET CONDITIONS BECOME WORSE OR IF ADDITIONAL COMPANY TENANTS AND MANAGERS DO NOT CONTINUE TO PAY AMOUNTS DUE TO THE COMPANY, THE COMPANY MAY DETERMINE TO STOP OR DEFER PAYING ITS PREFERRED DISTRIBUTIONS.  ALTHOUGH THE COMPANY DOES NOT NOW ANTICIPATE CIRCUMSTANCES WILL OCCUR WHICH WOULD CAUSE THE COMPANY TO STOP PAYING ITS PREFERRED DISTRIBUTIONS, THE OCCURENCE OF SUCH CIRCUMSTANCES WILL BE LARGELY BEYOND THE COMPANY’S CONTROL.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THE FACTORS DESCRIBED ABOVE.  OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE COMPANY’S FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY IN ITEM 1A (RISK FACTORS) OF THE ANNUAL REPORT.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS CURRENT REPORT.

EXCEPT AS REQUIRED BY APPLICABLE LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Date:  April 13, 2009